UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 23, 2005

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 23, 2005, the Management Development and Compensation Committee of the Board of Directors of Raytheon Company (the “Company”) approved the issuance of and lapsing of restrictions on 4,605 shares of restricted stock awarded to Richard A. Goglia, Vice President and Treasurer of the Company. The award, granted to Mr. Goglia in early 2004, provided for up to 6,500 shares of common stock, par value $.01 per share, of the Company to be issued upon the attainment of certain performance goals for the 2004 fiscal year with respect to the operation of the Company’s Airline Aviation Services unit. The performance measures included cash flow, planes owned by the Company and pre-tax loss. Shares were withheld to satisfy Mr. Goglia’s tax obligations upon the lapsing of restrictions on the restricted stock award.

Also on March 23, 2005, the Management Development and Compensation Committee approved relocation benefits for Rebecca R. Rhoads, Vice President and Chief Information Officer of the Company. The benefits include financial assistance in selling her current home and purchasing a new home, as well as moving expenses and tax assistance with respect to relocation benefits that are includable in gross income. The benefits are provided pursuant to the Company’s Key Employee Relocation Arrangement, a summary of which is attached as Exhibit 10.1.

Also on March 23, 2005, the Management Development and Compensation Committee approved the terms of Pamela A. Wickham’s employment arrangement. Ms. Wickham is serving as Vice President of Corporate Affairs and Communications of the Company. A copy of the Letter Agreement with Ms. Wickham, containing compensation and benefits information regarding her employment by the Company, is attached as Exhibit 10.2. The terms of Ms. Wickham’s employment arrangement with the Company, terminable by the Company at will, include an annual base salary and a target Results-Based Incentive award (guaranteed for her first year of employment) and participation in the Company’s benefit plans and perquisites generally available to other executives of the Company. The Company also will enter into a Change in Control Severance Agreement with Ms. Wickham in the form of the Change in Control Severance Agreement filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 15, 2005.

Also on March 23, 2005, the Management Development and Compensation Committee approved the following awards to Ms. Wickham: (i) 10,000 shares of restricted stock, the restrictions on which will lapse one-third per year over three years; and (ii) a target of 12,000 restricted stock units under the Company’s 2005 – 2007 Long-Term Performance Plan, a part of the 2001 Stock Plan. The units entitle Ms. Wickham to the right to earn shares of common stock or cash or a combination thereof upon the attainment of certain performance goals over a three-year period.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 10.1	Summary of Raytheon Company Key Employee Relocation Arrangment

Exhibit 10.2	Letter Agreement dated March 4, 2005 between Raytheon Company and Pamela A. Wickham

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2005

RAYTHEON COMPANY

By:	/s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President and General Counsel